UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 4, 2009
Date of Report (Date of earliest event reported)

ANTIGENICS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure

          On November 4, 2009, Antigenics Inc. announced that GlaxoSmithKline’s (GSK) Phase III malaria vaccine clinical trial, containing Antigenics’ QS-21 Stimulon® adjuvant, has enrolled more than 5,000 children to date and is expected to involve up to 16,000 children.   The pivotal efficacy study of RTS,S, the world’s most clinically advanced malaria vaccine, is ongoing in seven African countries.

         The QS-21 adjuvant is a key component in several of GSK’s prophylactic and therapeutic vaccines, including RTS,S.  Under the terms of the license and supply agreements between the companies, Antigenics will receive payments from GSK contingent upon achievement of successful milestones and from royalties on net sales for a period of at least 10 years after the first commercial sale.

         The full text of the press release issued in connection with the announcement is being furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith:

           99.1     Press Release dated November 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date:	November 4, 2009	By:	/s/ Shalini Sharp

Shalini Sharp
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated November 4, 2009